CERTIFICATE OF QUALIFIED PERSON

To accompany the report entitled: Pampa de Pongo Iron Project, Preliminary Economic Assessment, Peru, Dated September 30, 2008

I, Marek Nowak, residing at 4064 Toronto St Port Coquitlam, BC do hereby certify that:

1) I am a Principal Geostatistician with the firm of SRK Consulting (Canada) Inc. with an office at 22nd Floor 1066 West Hastings Street Vancouver, BC Canada;

2) I am a graduate of the of the University of Mining and Metallurgy, Cracow, Poland with a Master of Science degree in mining engineering in 1979. In 1991 I obtained a Master of Science degree in geostatistics from the University of British Columbia, Vancouver. I have over 25 years of experience in the mining industry, as a mining engineer (in Poland), geologist and geostatistician (in Canada). I specialize in natural resource evaluation and risk assessment using a variety of geostatistical techniques. I have worked on a variety of studies for operating mines and on advanced exploration projects. The projects included validation of large databases, studies of sample biases, resource estimates, reconciliation, and simulation of grade control models. I have co-authored several independent technical reports on base and precious metals exploration and mining projects in Canada, and United States;

3) I am a Professional Engineer registered with The Association of Professional Engineers and Geoscientists of the Province of British Columbia, Canada, Reg. No. 16985;

4) I have not visited the subject property and relied on the site visit completed by George Wahl,, P.Geo a co-author of this technical report;

5) I have read the definition of "qualified person" set out in National Instrument 43-101 and certify that by virtue of my education, affiliation to a professional association and past relevant work experience, I fulfill the requirements to be a "qualified person" for the purposes of National Instrument 43-101 and this technical report has been prepared in compliance with National Instrument 43-101 and Form 43-101F1;

6) I, as a qualified person, am independent of the issuer as defined in Section 1.4 of National Instrument 43-101;

7) I am responsible for resource estimates described in Sections 16.1 and 16.3 to 16.11;

8) I have not received, nor do I expect to receive, any interest, directly or indirectly, in the Pampa de Pongo Project or securities of Cardero Resource Corp.;

9) That, as of the date of this certificate, to the best of my knowledge, information and belief, this technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

10) The Technical Report was filed on SEDAR on October 29, 2008 under Project Number 01335539, and I confirm that there has been no change in the information contained in the Technical Report.

Marek Nowak, P.Eng
Principal Geostatistician

PROFESSIONAL ENGINEER
PROVINCE OF BRITISH COLUMBIA
M. S. NOWAK

Vancouver, Canada
January 28, 2009